Exhibit 10.1

THIRD AMENDMENT TO

CONSULTANCY AGREEMENT

This Third Amendment to Consultancy Agreement (this “Amendment”), dated December 28, 2022 (the “Effective Date”), amends that certain Consultancy Agreement dated February 22, 20211, amended by the First Amendment to Consultancy Agreement dated March 31, 2021 and effective as of December 1, 20202  and the Second Amendment to Consultancy Agreement dated April 27, 20223 (as amended to date, the “Consultancy Agreement”), by and between 180 Life Sciences Corp., a Delaware corporation (the “Company” or “180 LS”), Prof Jagdeep Nanchahal (the “Consultant”), and CannBioRex Pharma Limited, a subsidiary of the Company (“CannBioRex UK”). Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Consultancy Agreement. The Company and CannBioRex UK together shall also be referred to as the “Group Company.”

WHEREAS, the Group Company and the Consultant desire to enter into this Amendment to amend the Consultancy Agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the parties hereby acknowledge and confirm the receipt and sufficiency thereof, the parties hereto agree as follows:

1. Amendments to Consultancy Agreement. Unless expressly set out below, the clauses of the Consultancy Agreement not listed below will remain unaffected. The following amended clauses will be effective as of the Effective Date:

a.	Clause 4.1: In consideration of the Consultant’s provision of the Services, CannBioRex UK shall pay the Consultant (i) 15,000 GBP per month during the term of the Consultancy Agreement from the Commencement Date; pursuant to the Second Amendment to the Consultancy Agreement, Consultant agreed that upon acceptance of the data for the phase 2b clinical trial for Dupuytren’s Disease for publication (which occurred March 1, 2022, subject to editing and final approvals), his monthly fee was increased to £23,000, provided that £4,000 of such increase shall be accrued and £19,000 per month of such fees shall be payable per the payroll practices of the Company in cash by the Company starting effective March 1, 2022, and until the earlier of (a) November 1, 2022 or (b) the date of a $15,000,000 funding, at which time all accrued amounts shall be due; and then as of November 1, 2022, the £23,000 shall continue until December 31, 2022; and (ii) £35,000 per month during the term of the Consultancy Agreement from January 1, 2023, until the end of the term of the Consultancy Agreement (collectively, the “Fee”). The Fee will be adjusted yearly (wherever possible in Q1) on the basis of the recommendation of the Board of Directors Compensation Committee, which will consider in particular (but not limited to) the UK consumer price index and the Consultant’s contributions to advancing the Group Companies’ missions.

b.	Clause 11.5: If this agreement is terminated by the Group Company for any reason other than cause, the Consultant shall be entitled to a lump sum payment of 12 months of his monthly fee as at the date of termination.

2. Effect of Amendment. Upon the effectiveness of this Amendment, each reference in the Consultancy Agreement to “Consultancy Agreement”, “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Consultancy Agreement, as applicable, as modified and amended hereby.

[1]	https://www.sec.gov/Archives/edgar/data/1690080/000121390021013180/ea136864ex10-1_180lifesci.htm
[2]	https://www.sec.gov/Archives/edgar/data/1690080/000121390021019967/ea138936ex10-2_180life.htm
[3]	https://www.sec.gov/Archives/edgar/data/1690080/000121390022022364/ea159003ex10-6_180life.htm

Third Amendment to Consultancy Agreement

3. Consultancy Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Consultancy Agreement and the terms and conditions thereof shall remain in full force and effect.

4. Entire Agreement. This Amendment sets forth all of the promises, agreements, conditions, understandings, warranties, and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

5. Counterparts and Signatures. This Amendment and any signed agreement or instrument entered into in connection with this Amendment, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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Third Amendment to Consultancy Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written to be effective as of the Effective Date.

COMPANY

180 Life Sciences Corp.

/s/ James N. Woody
James N. Woody
Chief Executive Officer

CONSULTANT

/s/ Jagdeep Nanchahal
Prof Jagdeep Nanchahal

CANNBIOREX PHARMACEUTICALS LTD.

CannBioRex Pharmaceuticals Ltd.

By:	/s/ Marc Feldmann

Its:	CEO

Printed Name:	Marc Feldmann

Third Amendment to Consultancy Agreement